Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Jim Burke
Harris Corporation
jim.burke@harris.com
321-727-9131

Jennifer Barton
L3 Technologies
Jennifer.Barton@L3T.com
212-805-5356

Harris Corporation and L3 Technologies Stockholders Approve Merger

MELBOURNE, Fla. and NEW YORK, April 4, 2019 — Harris Corporation (NYSE:HRS) and L3 Technologies, Inc. (NYSE:LLL) announced that, at their respective special meetings of stockholders held today, Harris and L3 stockholders voted to approve all stockholder proposals necessary to complete the merger of equals transaction to create L3 Harris Technologies, Inc., a global defense technology leader that will be focused on developing differentiated and mission critical solutions for customers around the world.

The merger is expected to close in mid-calendar year 2019, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals.

“I am pleased that our shareholders voted in favor of this strategic combination, which will create a premier global defense technology company,” said William M. Brown, Harris chairman, president and chief executive officer. “Today’s vote clearly supports our view that this merger will unlock additional growth opportunities and generate value for our customers, employees and shareholders.”

“This vote represents a key milestone in our merger process,” added Christopher E. Kubasik, L3’s chairman, chief executive officer and president. “Overall, integration planning is proceeding well as we prepare to capture operational synergies and establish a shared culture of innovation. The increased scale of L3 Harris will allow us to deliver comprehensive mission-critical solutions to our customers, while creating value for all of our stakeholders.”

The final results on the proposals voted on at the special meetings will be set forth in the companies’ separate Form 8-Ks filed with the SEC, which also will be available at l3t.com and harris.com respectively, after certification by each company’s inspector of elections.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

About L3 Technologies
With headquarters in New York City and approximately 31,000 employees worldwide, L3 Technologies develops advanced defense technologies and commercial solutions in pilot training, aviation security, night vision and EO/IR, weapons, maritime systems and space. L3 is organized into three business segments: Intelligence, Surveillance and Reconnaissance Systems, Communications and Networked Systems and Electronic Systems. The company reported 2018 sales of $10.2 billion. To learn more about L3, please visit the company’s website at www.L3T.com.

Forward-Looking Statements
Certain of the matters discussed in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts may be forward-looking statements; words such as “may,” “will,” “should,” “likely,” “projects,” “financial guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are used to identify forward-looking statements. L3 and Harris caution investors that these statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond L3’s and Harris’ control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition to factors previously disclosed in L3’s and Harris’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of L3 and Harris to terminate the definitive merger agreement between L3 and Harris; the outcome of any legal proceedings that have been or may be instituted against L3, Harris or their respective directors; the ability to obtain regulatory approvals and satisfy other closing conditions to the merger in a timely manner or at all, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the L3 and Harris businesses or fully realizing anticipated cost savings and other benefits; business disruptions from the proposed merger that may harm L3’s or Harris’ businesses, including current plans and operations; any announcement relating to the proposed transaction could have adverse effects on the ability of L3 or

Harris to retain and hire key personnel or maintain relationships with suppliers and customers, including the U.S. government and other governments, or on L3’s or Harris’ operating results and businesses generally; the risk that the announcement of the proposed transaction could have adverse effects on the market price of the common stock of either or both of L3’s and Harris’ common stock and the uncertainty as to the long-term value of the common stock of the combined company following the merger; certain restrictions during the pendency of the merger that may impact L3’s or Harris’ ability to pursue certain business opportunities or strategic transactions; the business, economic and political conditions in the markets in which L3 and Harris operate; and events beyond L3’s and Harris’ control, such as acts of terrorism.

These forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither L3 nor Harris undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in L3’s and Harris’ Joint Proxy Statement/Prospectus that forms part of the Registration Statement on Form S-4 filed by Harris and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in L3’s and Harris’ most recent reports on Form 10-K for the years ended December 31, 2018 and June 29, 2018, respectively, and any material updates to these factors contained in any of L3’s and Harris’ subsequent and future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Given these uncertainties, you should not place any reliance on these forward-looking statements.

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